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                                                                   Exhibit 10.43

                      AMENDED AND RESTATED PROMISSORY NOTE

$13,127,000.00                                                New York, New York
                                                                January __, 2003

          FOR VALUE RECEIVED, INLAND PARK PLACE LIMITED PARTNERSHIP, an Illinois limited partnership, having its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523, a maker hereunder (referred to herein as "BORROWER"), hereby unconditionally promises to pay to the order of BEAR
STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation, as payee, having an address at 383 Madison Avenue, New York, New York 10179 ("LENDER"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of THIRTEEN MILLION ONE HUNDRED TWENTY SEVEN THOUSAND AND NO/100 DOLLARS ($13,127,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated as of the date hereof, by and among Borrower, Inland Western New Britain Main, L.L.C., a Delaware limited liability company ("OTHER BORROWER") and Lender (the "LOAN AGREEMENT"). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

     WHEREAS, Borrower and Lender are party to that certain Loan Agreement dated October 31, 2003 (the "PARK PLACE LOAN AGREEMENT") pursuant to which Borrower executed that certain Promissory Note dated October 31, 2003 (the "PRE-EXISTING NOTE") in the principal amount of THIRTEEN MILLION ONE HUNDRED TWENTY SEVEN THOUSAND AND NO/100 DOLLARS ($13,127,000.00) (the "ORIGINAL Loan"), that certain Deed of Trust and Security Agreement dated October 31, 2003 and other Loan Documents defined in the Park Place Loan Agreement. As of the date hereof, the outstanding principal balance of the Original Loan is THIRTEEN MILLION ONE HUNDRED TWENTY SEVEN THOUSAND AND NO/100 DOLLARS ($13,127,000.00).

     WHEREAS, Borrower and Lender have agreed that the Original Loan will be cross-defaulted and cross-collateralized with Lender's loan to Other Borrower. Borrower and Lender have agreed to amend and restate the terms of the Pre-Existing Note by entering into this Amended and Restated Promissory Note. Borrower, Other Borrower and Lender have executed the Loan Agreement dated as of the date hereof, which shall supercede the Park Place Loan Agreement in all respects with respect to Borrower.

                                   AGREEMENT:

          NOW, THEREFORE, Borrower and Lender hereby agree to amend and restate the Pre-Existing Note in its entirety as follows:

                            ARTICLE 1 - PAYMENT TERMS

          Borrower agrees to pay interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

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                      ARTICLE 2 - DEFAULT AND ACCELERATION

          The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default.

                           ARTICLE 3 - LOAN DOCUMENTS

          This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

                           ARTICLE 4 - SAVINGS CLAUSE

          Notwithstanding anything to the contrary contained in this Note or the Mortgage, neither the Applicable Interest Rate nor the Default Rate shall at any time exceed the Maximum Rate. The term "Maximum Rate," as used herein, shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. For purposes of Chapter 303 of the Texas Finance Code, as it may from time to time be amended, the Maximum Rate shall be the "weekly ceiling" as defined in Section 303.002 of said Code and as computed in accordance with Section 303.003 of said Code, from time to time in effect; provided, however, that to the extent permitted by applicable law, Lender reserves the right to change, from time to time by further notice and disclosure to Borrower, the ceiling on which the Maximum Rate is based under Chapter 303 of said Code; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Note or the Mortgage shall not be limited to the applicable rate ceiling under Chapter 303 of said Code if federal laws or other state laws now or hereafter in effect and applicable to this Note or the Mortgage (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest. In no event shall the Loan be considered a revolving credit account as defined in Chapter 346 of the Texas Finance Code, as may be hereafter amended or recodified.

          It is the intention of the parties hereto to comply with the usury laws of the State of Texas and the United States of America. The parties hereto do not intend to contract for, charge or receive any interest or other charge which is usurious, and by execution of this Note or the Mortgage, Borrower agrees that Lender has no such intent. This Note, the Mortgage, the other Loan Documents and all other agreements between Borrower and Lender or any other holder hereof, which are now existing or hereafter arising, whether written or oral, are hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to Lender or any other holder hereof for the use, forbearance or detention of the money to be due hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Debt, exceed the Maximum Rate. If from any circumstance whatsoever fulfillment of any provisions hereof or other document, at the time

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performance of such provisions shall be due, shall involve transcending the valid limits prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Rate, and if from any such circumstance Lender or any other holder shall ever receive as interest or otherwise an amount which will exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing hereunder or on account of any other principal indebtedness of Borrower to the holder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof and such other indebtedness, such excess shall be refunded to Borrower. All sums paid and agreed to be paid to Lender or any other holder for use, forbearance or detention of the indebtedness of Borrower shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the period until payment in full on the Note (or any renewals, extensions and rearrangement thereof) so that the actual rate of interest on account of the Debt is uniform throughout the term of this Note (and all renewals, extensions and rearrangements hereof) and does not exceed the Maximum Rate. The terms and provisions of this Article 4 shall control and supersede any other provision of this Note or the other Loan Documents.

                           ARTICLE 5 - NO ORAL CHANGE

          This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                               ARTICLE 6 - WAIVERS

          Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a

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waiver of, any prohibition or restriction on transfers of interests in such partnership which may be set forth in the Loan Agreement, the Mortgage or any other Loan Document.)

                              ARTICLE 7 - TRANSFER

          Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer except as provided in the Loan Agreement, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall from that date forward forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

                             ARTICLE 8 - EXCULPATION

          The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

                            ARTICLE 9 - GOVERNING LAW

          THIS NOTE SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND APPLICABLE FEDERAL LAWS.

                              ARTICLE 10 - NOTICES

          All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

                            ARTICLE 11- MISCELLANEOUS

          Upon proper execution and delivery of this Amended and Restated Promissory Note by Borrower and acceptance of same by Lender, Lender agrees to return to Borrower the Pre-Existing Note to Borrower.

                         [NO FURTHER TEXT ON THIS PAGE]

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          IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                            BORROWER:


                            INLAND PARK PLACE LIMITED
                            PARTNERSHIP, an Illinois limited partnership


                            By: Inland Plano Investments, LLC, a Delaware limited liability company, its general partner

                                  By:   Inland Western Retail Real Estate
                                        Trust, Inc., its sole member

                                        By:  /s/ Valerie Medina
                                             -------------------
                                             Name: Valerie Medina
                                             Title: Asst. Secretary

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                                 ACKNOWLEDGEMENT

STATE OF ILLINOIS

COUNTY OF DUPAGE

          This instrument was acknowledged before me on January 26,2004, by Valerie Medina, Asst Secretary of Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, the sole member of Inland Plano Investments, LLC, a Delaware limited liability company, the general partner of INLAND PARK PLACE LIMITED PARTNERSHIP, an Illinois limited partnership, on behalf of said entities.

                                                      /s/ Susan M. Maret
                                                --------------------------------
                                                Notary Public, State of Illinois

My commission expires:
                                      OFFICIAL SEAL
     12/8/07                          SUSAN M.MARET
---------------------        NOTARY PUBLIC - STATE OF ILLINOIS
                              MY COMMISSION EXPIRES: 12/08/07

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